Exhibit 99.1

Webcast:	Today, February 8, 2011 at 11:00 a.m. ET
www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER REVENUE

OF $27.0 MILLION; SAME-STATION NET REVENUE RISES 9.1%

FOURTH QUARTER DILUTED EPS INCREASES 150% TO $0.15

NAPLES, Florida, February 8, 2011 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and twelve-month periods ended December 31, 2010 as summarized below:

Summary of Fourth Quarter and 2010 Results

In millions, except per share data	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	Change	2010	2009	Change
Net revenue	$27.0	$26.2	3.1%	$98.0	$96.7	1.3%
Station operating income (SOI - non-GAAP)	10.4	7.8	34.2%	33.4	26.7	24.9%
Operating income*	7.8	5.4	44.9%	22.9	17.7	29.3%
Net income*	3.3	1.4	146.5%	8.0	3.4	131.6%
Net income per diluted share*	$0.15	$0.06	150.0%	$0.35	$0.15	133.3%

*	Operating income, net income and net income per diluted share for the twelve months ended December 31, 2009 reflect a $1.7 million pre-tax gain on the sale of certain Las Vegas radio assets.

The $0.8 million, or 3.1% increase in net revenue during the three months ended December 31, 2010, compared with the same period in 2009 was primarily attributable to net revenue increases at the Company’s Philadelphia, Wilmington, Las Vegas, Fayetteville and Augusta market clusters which more than offset a $1.1 million revenue decline at the Company’s Miami-Fort Lauderdale market cluster related to the non-renewal of certain sports programming rights which generated revenue of approximately $1.4 million in the comparable year ago period. On a same-station basis (a non-GAAP financial measure as defined on page 3 which excludes the aforementioned net revenue related to the Miami-Fort Lauderdale market cluster sports programming), consolidated net revenue rose 9.1% in the 2010 fourth quarter to $27.0 million from $24.7 million in the fourth quarter of 2009.

The $2.4 million, or 44.9% year-over-year improvement in 2010 fourth quarter operating income reflects the higher revenue as well as a 7.7% reduction in total operating expenses during the period. The 2010 fourth quarter operating expense reduction reflects a 10.0% decline in station operating expenses primarily due to an approximate $2.4 million reduction in costs at the Company’s Miami-Fort Lauderdale market cluster largely related to the non-renewed sports programming rights. Corporate general and administrative expenses in the 2010 fourth quarter rose $0.4 million or 21.8% compared with 2009 fourth quarter levels.

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Beasley Broadcast Group, 2/8/11	page 2

Fourth quarter 2010 station operating income (SOI), a non-GAAP financial measure, rose $2.7 million, or 34.2%, to $10.4 million compared with the 2009 fourth quarter. On a same-station basis, fourth quarter 2010 SOI rose 24.5% to $10.4 million, from $8.4 million in the same period of 2009.

The growth in 2010 fourth quarter net income and net income per basic and diluted share reflect the rise in operating income in the period and a $0.2 million, or 6.2% reduction in interest expense as a result of lower outstanding credit facility balances which more than offset a $0.6 million, or 38.2% increase in income tax expense.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same- Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Fourth quarter 2010 same-station net revenue rose 9.1%, marking the strongest quarterly same station top line growth we have generated since early 2005. Our fourth quarter same-station revenue growth reflects the improving industry environment and was driven by increases at many of our market clusters including Philadelphia, Miami, Las Vegas, Wilmington, Augusta and Fayetteville. With the Company’s streamlined operating and cost structure, we are generating significant flow through from revenue growth and reflecting that strong operating leverage, fourth quarter same-station SOI increased 24.5% to $10.4 million, the highest level of fourth quarter SOI that we’ve achieved since the fourth quarter of 2006, while SOI margins rose to 39%, up from 34% in the fourth quarter last year.

“We believe our success in driving profitable same-station revenue growth is attributable to our focus on our core product and our ability to build digital extensions for our core content and the creation of new online, text and mobile content and applications that heighten listener engagement and provide marketing solutions to advertisers. These factors allowed us to enter 2011 with healthy ratings and clusters across our markets. We also continue to strengthen our balance sheet by repaying $3.3 million against the credit facility during the fourth quarter which reduced total bank debt to $142.0 million from $151.8 million at the end of 2009 and again lowered our leverage ratio.

“Looking forward, we remain focused on our station clusters’ sales matching or exceeding their market’s revenue performance, continuing to grow revenue related to our interactive and digital initiatives and further addressing the balance sheet through continued reductions in borrowings.”

Webcast Information

The Company will host a webcast today, February 8, 2011, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns and operates 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also provides management services to two FM stations in Las Vegas for which it has an option to purchase, and operates one station in the expanded AM band in Augusta, GA.

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Beasley Broadcast Group, 2/8/11	page 3

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and twelve months ended December 31, 2010 and 2009, same-station results exclude the operating results from KBET-AM and certain assets used in the operation of radio stations KCYE-FM and KFRH-FM in Las Vegas, Nevada, which were divested during the third quarter of 2009 as well as revenue and costs related to the non-renewal of certain sports programming rights for the Company’s Miami-Fort Lauderdale market cluster.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2009. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 8, 2011, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 2/8/11	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net revenue	$26,986,380	$26,162,889	$97,971,404	$96,747,373

Operating (income) expense:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	16,551,702	18,389,531	64,577,927	70,018,783
Corporate general and administrative expenses (including stock-based compensation) (3)	1,957,952	1,607,327	7,858,132	7,622,490
Depreciation and amortization	663,050	759,399	2,652,841	2,886,854
Net gain on sale or disposal of assets (4)	—	12,540	—	(1,483,796)

Total operating expenses	19,172,704	20,768,797	75,088,900	79,044,331
Operating income	7,813,676	5,394,092	22,882,504	17,703,042

Non-operating income (expense):
Interest expense	(2,433,648)	(2,593,201)	(10,006,091)	(10,121,647)
Loss on extinguishment of long-term debt (5)	—	—	—	(513,642)
Other income (expense), net	52,926	71,563	376,748	312,193

Income before income taxes	5,432,954	2,872,454	13,253,161	7,379,946
Income tax expense	2,100,353	1,520,323	5,267,536	3,931,831

Net income	$3,332,601	$1,352,131	$7,985,625	$3,448,115

Basic net income per share	$0.15	$0.06	$0.36	$0.15

Diluted net income per share	$0.15	$0.06	$0.35	$0.15

Basic common shares outstanding	22,529,460	22,397,871	22,493,350	22,356,389

Diluted common shares outstanding	22,611,744	22,493,420	22,575,068	22,435,475

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $(10,662) and $12,315 for the three months ended December 31, 2010 and 2009, respectively and $55,547 and $62,193 for the twelve months ended December 31, 2010 and 2009, respectively.
(3)	Includes stock-based compensation of $101,376 and $217,455 for the three months ended December 31, 2010 and 2009, respectively and $683,313 and $939,374 for the twelve months ended December 31, 2010 and 2009, respectively.
(4)	Includes a $1.7 million gain on sale of KBET-AM and certain assets used in the operations of KCYE-FM and KFRH-FM in Las Vegas
(5)	We recorded a loss on extinguishment of long-term debt of $0.5 million related to a credit agreement amendment during the twelve months ended December 31, 2009.

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Beasley Broadcast Group, 2/8/11	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2010	December 31, 2009
Cash and cash equivalents	$10,660	$5,893
Working capital	16,962	11,777
Total assets	253,012	249,926
Long term debt, less current installments	135,064	146,840
Total stockholders’ equity	62,226	52,440

Selected Statement of Cash Flows Data - Unaudited

	Twelve Months Ended December 31,
	2010	2009
Net cash provided by operating activities	$16,412,160	$11,593,059
Net cash provided by (used in) investing activities	(906,418)	14,528,981
Net cash used in financing activities	(10,738,856)	(23,682,768)

Net increase in cash and cash equivalents	$4,766,886	$2,439,272

Calculation of SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net revenue	$26,986,380	$26,162,889	$97,971,404	$96,747,373
Station operating expenses	(16,551,702)	(18,389,531)	(64,577,927)	(70,018,783)

SOI	$10,434,678	$7,773,358	$33,393,477	$26,728,590

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
SOI	$10,434,678	7,773,358	$33,393,477	$26,728,590
Corporate general and administrative	(1,957,952)	(1,607,327)	(7,858,132)	(7,622,490)
Depreciation and amortization	(663,050)	(759,399)	(2,652,841)	(2,886,854)
Net gain on sale or disposal of assets	—	(12,540)	—	1,483,796
Interest expense	(2,433,648)	(2,593,201)	(10,006,091)	(10,121,647)
Loss on extinguishment of long-term debt	—	—	—	(513,642)
Other income (expenses), net	52,926	71,563	376,748	312,193
Income tax expense	(2,100,353)	(1,520,323)	(5,267,536)	(3,931,831)

Net income	$3,332,601	$1,352,131	$7,985,625	$3,448,115

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Beasley Broadcast Group, 2/8/11	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Reported net revenue	$26,986,380	$26,162,889	$97,971,404	$96,747,373
Sold stations and non-renewal of certain Miami sports programming rights	—	(1,418,638)	(106,013)	(2,923,045)

Same-station net revenue	$26,986,380	$24,744,251	$97,865,391	$93,824,328

Reported station operating expenses	$16,551,702	$18,389,531	$64,577,927	$70,018,783
Sold stations and non-renewal of certain Miami sports programming rights	—	(2,029,424)	(155,486)	(4,742,486)

Same-station operating expenses	$16,551,702	$16,360,107	64,422,441	$65,276,297

Same-station net revenue	$26,986,380	$24,744,251	$97,865,391	$93,824,328
Same-station operating expenses	16,551,702	16,360,107	64,422,441	65,276,297

Same-station SOI	$10,434,678	$8,384,144	$33,442,950	$28,548,031

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Same-station SOI	10,434,678	$8,384,144	$33,442,950	$28,548,031
Same-station net revenue adjustment	—	1,418,638	106,013	2,923,045
Same-station station operating expenses adjustment	—	(2,029,424)	(155,486)	(4,742,486)
Corporate general and administrative	(1,957,952)	(1,607,327)	(7,858,132)	(7,622,490)
Depreciation and amortization	(663,050)	(759,399)	(2,652,841)	(2,886,854)
Net gain on sale or disposal of assets	—	(12,540)	—	1,483,796
Interest expense	(2,433,648)	(2,593,201)	(10,006,091)	(10,121,647)
Loss on extinguishment of long-term debt	—	—	—	(513,642)
Other income (expenses), net	52,926	71,563	376,748	312,193
Income tax expense	(2,100,353)	(1,520,323)	(5,267,536)	(3,931,831)

Net income	$3,332,601	$1,352,131	$7,985,625	$3,448,115

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